UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016 (October 21, 2016)

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard
Suite 650
Coral Gables, FL 33146
(Address of principal executive offices) (Zip Code)

(305) 421-6364
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background
As previously disclosed in the Current Report on Form 8-K filed by Hemisphere Media Group, Inc. (the “Company”) on September 7, 2016 (the “Current Report”), in order to provide liquidity options (the “Liquidity Options”) to its limited partners, InterMedia Partners VII, L.P. (“IMP”) offered its limited partners several alternatives with respect to the equity securities of the Company (the “HMG Equity”) owned by IMP, and its wholly-owned subsidiary, InterMedia Cine Latino, LLC (“IMCL” and together with IMP, “IM”).  The transactions described in this Current Report on Form 8-K are collectively referred to as the “Liquidity Transactions” and the consummation of the Liquidity Transactions, which occurred on October 21, 2016 and is described further under Item 7.01 below, is referred to as the “Closing.”
In connection with the Liquidity Transactions, IMP offered each of its limited partners the opportunity to elect one of the Liquidity Options described below:
Option 1: The right to receive an in-kind pro rata distribution of the HMG Equity (the “Distribution Option”). At the Closing, each limited partner that elected this option received its pro rata distribution of the HMG Equity other than the shares subject to forfeiture (the “Forfeiture Shares”). Immediately prior to the distribution, each applicable share of Class B common stock, par value $0.0001 per share (“Class B common stock”), was automatically converted into shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) pursuant to the Company’s amended and restated certificate of incorporation (the “Charter”), except for any securities to be distributed to any limited partner that is a Class B Permitted Transferee (as defined in the Charter). The Forfeiture Shares have been retained by IMP and will be distributed to each limited partner that elected the Distribution Option when such shares are no longer subject to forfeiture;
Option 2: The right to re-invest its pro rata portion of the HMG Equity (the “Rollover Option”) into InterMedia Hemisphere Roll-Over L.P., a Delaware limited partnership (the “Rollover SPV”); or
Option 3: The right to receive a cash payment for its pro rata portion of the HMG Equity (the “Cash Option”) from Gato Investments LP, a Delaware limited partnership (the “Investor”) controlled by Peter M. Kern. The general partner of the Investor is Gemini Latin Holdings, LLC, a Delaware limited liability company (the “General Partner”), and the sole limited partner of the Investor at the Closing is Searchlight II HMT, L.P., a Delaware limited partnership (“Searchlight”), an affiliate of Searchlight Capital Partners LLC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Stockholders Agreement, dated as of September 6, 2016 (as amended, the “Stockholders Agreement”), among the Company, the Investor, the Rollover SPV, IMP, the General Partner, Peter M. Kern and Searchlight, Searchlight II HMT GP, LLC, a Delaware limited liability company and the general partner of Searchlight (“Searchlight GP”), selected Eric Zinterhofer and Andrew Frey to be appointed to the Board of Directors of the Company (the “Board”) and, effective upon the Closing, they were so appointed.

Mr. Zinterhofer will serve as a Class III director whose term will expire immediately prior to the Company’s annual stockholders meeting in 2019, and Mr. Frey will serve as a Class II director whose term will expire immediately prior to the Company’s annual stockholders meeting in 2018.  Mr. Zinterhofer will serve on the Company’s executive committee, and Mr. Frey will serve on the Company’s audit committee.

Item 7.01.	Regulation FD Disclosure.

On October 24, 2016, IMP and the Company issued a joint press release announcing the Closing. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In connection with the Closing, the provisions of the Stockholders Agreement relating to stockholder voting, the composition of the Board and the committees of the Board previously described in the Current Report have become effective.
The information included in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 8.01.	Other Events.

On October 21, 2016, the Company, the Investor, the Rollover SPV, IMP, the General Partner, Peter M. Kern and Searchlight entered into an amendment (the “Amendment”) to the Stockholders Agreement.  The Amendment amended the Stockholders Agreement to, among other things, amend the thresholds for Searchlight GP’s right to nominate two directors to the Board.  The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full Amendment filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
In accordance with the stock purchase agreement, dated as of September 6, 2016, by and among the Investor and IM (the “Stock Purchase Agreement”), on October 21, 2016, the Investor waived the condition to Closing that limited partners of IMP elect the Cash Option with respect to a sufficient amount of HMG Equity such that the aggregate purchase price paid to such limited partners at the Closing by the Investor is no less than $162.5 million (the “Waiver”).  No consent of Peter M. Kern or IMP was needed in connection with such waiver.  Upon Closing, an aggregate of 16,494,671 shares of Class B common stock (including 749,758 shares of Class A common stock that are Forfeiture Shares) and warrants to purchase 583,145 shares of Class A common stock were transferred to the Investor.
The Closing did not result in the shares of Class B common stock held by IM transferred to the Investor converting into shares of Class A common stock of the Company as the Investor is a “Class B Permitted Transferee” as defined in the Charter.
An aggregate of 8,807,037 shares of Class B common stock held by IM distributed to limited partners of IM in connection with the Liquidity Transactions were converted to shares of Class A common stock immediately before such distribution, and an aggregate of 419,383 shares of Class B common stock that are Forfeiture Shares and are subject to the Distribution Option elected by limited partners were converted into shares of Class A common stock.  As a result, as of the date of this Current Report on Form 8-K, there are 21,607,230 shares of Class A common stock issued and outstanding.
In connection with the Closing, each of the Investor and Peter M. Kern entered into a joinder (collectively, the “Lock-Up Joinders”) to the Lock-Up Agreement, dated January 22, 2013 (the “Lock-Up Agreement”), among the Company, IMP, IMCL and the other parties thereto.  Pursuant to the Lock-Up Joinders, each of the Investor and Peter M. Kern agreed to become party to the Lock-Up Agreement and agreed that the Forfeiture Shares are subject to the terms and conditions of the Lock-Up Agreement.  The foregoing description of the Lock-Up Joinders does not purport to be complete and is qualified in its entirety by reference to the full Lock-Up Joinders filed herewith as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description of Exhibit
99.1	Press Release issued by InterMedia Partners and the Company on October 24, 2016.
99.2
Amendment No. 1 to Stockholders Agreement and Waiver of Minimum Condition, dated as of October 21, 2016, by and among Hemisphere Media Group, Inc., Gato Investments LP, InterMedia Hemisphere Roll-Over L.P., InterMedia Partners VII, L.P., Gemini Latin Holdings, LLC, Peter M. Kern, an individual, and Searchlight II HMT, L.P.

99.3	Joinder to Lock-Up Agreement, dated October 21, 2016, among Gato Investments LP and Hemisphere Media Group, Inc.
99.4	Joinder to Lock-Up Agreement, dated October 21, 2016, among Peter M. Kern, an individual, and Hemisphere Media Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Company Name

	By:	/s/ Alex J. Tolston
Date: October 24, 2016		Name:	Alex J. Tolston
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by InterMedia Partners and the Company on October 24, 2016.
99.2
Amendment No. 1 to Stockholders Agreement and Waiver of Minimum Condition, dated as of October 21, 2016, by and among Hemisphere Media Group, Inc., Gato Investments LP, InterMedia Hemisphere Roll-Over L.P., InterMedia Partners VII, L.P., Gemini Latin Holdings, LLC, Peter M. Kern, an individual, and Searchlight II HMT, L.P.

99.3	Joinder to Lock-Up Agreement, dated October 21, 2016, among Gato Investments LP and Hemisphere Media Group, Inc.
99.4	Joinder to Lock-Up Agreement, dated October 21, 2016, between Peter M. Kern, an individual, and Hemisphere Media Group, Inc.